Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 14, 2024 relating to the financial statements of Sphere Entertainment Co. and the effectiveness of Sphere Entertainment Co.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sphere Entertainment Co. for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

New York, New York

December 13, 2024